                                                                   EXHIBIT 10.23

                                 AMENDMENT NO. 3

     AMENDMENT NO. 3 dated as of August 1, 2005 ("Amendment") among TAL
INTERNATIONAL GROUP, INC., a Delaware corporation (the "Company"), the lenders party hereto (the "Lenders") and TRANSAMERICA ACCOUNTS HOLDING CORPORATION, as
Agent for the Lenders (the "Agent"), and amends the Credit Agreement dated as of
November 3, 2004 (as amended by Amendment No. 1 dated as of March 31, 2005, by
Amendment No. 2 dated as of May 14, 2005 and as further amended, restated, supplemented or otherwise modified from time to time, the "Transamerica Credit
Agreement") among the Company, the Lenders and the Agent.

          WHEREAS, the Company and the Lenders desire to make certain amendments to the Transamerica Credit Agreement, as more fully set forth herein.

          NOW THEREFORE, in consideration of the above premises and the mutual covenants, conditions, and provisions hereinafter set forth, the parties hereto agree as follows:

          Section 1. DEFINITIONS; CONSTRUCTION. Terms defined in the
Transamerica Credit Agreement and not otherwise defined herein are used herein as therein defined. Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms "include"
and "including" are not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or".

          Section 2. AMENDMENTS.

          (a) AMENDMENT TO DEFINITION OF CREDIT AGREEMENT. The definition of
     "Credit Agreement" set forth in Section 1.1 of the Transamerica Credit
     Agreement is hereby amended and restated to read in its entirety as follows:

                ""CREDIT AGREEMENT" means that certain Amended and Restated
          Credit Agreement, dated as of August 1, 2005, among TAL International
          Container Corporation, Trans Ocean Ltd., Trans Ocean Container
          Corporation, the lenders party thereto (together with their successors and assigns) and Fortis Capital Corp., as administrative agent (in such capacity, together with its successors and assigns, the
          "ADMINISTRATIVE AGENT"), together with that certain Guaranty, dated as of August 1, 2005, issued by the Company in connection with the Credit
          Agreement, in each case, as amended, extended, renewed, restated, replaced, increased, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time (whether upon or after termination or otherwise), and any agreement (and related document) governing Indebtedness incurred to Refinance or otherwise replace (including by means of sales of debt securities to institutional investors), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such
          Credit Agreement or a successor Credit Agreement."

          (b) INSERTION OF A NEW DEFINITION OF INTERCREDITOR AGREMENT. Section
     1.1 of the Transamerica Credit Agreement is hereby amended to insert a new definition of "Intercreditor Agreement" in the appropriate alphabetical location, to read in its entirety as follows:

                ""INTERCREDITOR AGREEMENT" means that certain Amended and
          Restated Intercreditor Agreement, dated as of August 1, 2005, among the Company, certain of its Subsidiaries, Fortis Capital Corp. and the
          Agent."

          (c) INSERTION OF A NEW DEFINITION OF MASTER INDENTURE DOCUMENTS.
     Section 1.1 of the Transamerica Credit Agreement is hereby amended to insert a new definition of "Master Indenture Documents" in the appropriate alphabetical location, to read in its entirety as follows:

                ""MASTER INDENTURE DOCUMENTS" means that certain Indenture, dated as of August 1, 2005, between TAL Advantage and U.S. Bank
          National Association, as indenture trustee, and all other Transaction
          Documents (as such term is defined in such Indenture), in each case, as amended, extended, renewed, restated, replaced, increased, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time (whether upon or after termination or otherwise)."

          (d) AMENDMENT TO DEFINITION OF PERMITTED INDEBTEDNESS. Clause (2) of
     the definition of "Permitted Indebtedness" set forth in Section 1.1 of the
     Transamerica Credit Agreement is hereby amended and restated to read in its entirety as follows:

               "(2) without duplication, each of (i) Indebtedness incurred from time to time pursuant to the Credit Agreement or Qualified Container
          Indebtedness in an aggregate principal amount for all such
          Indebtedness pursuant to this clause (i) not to exceed the Asset Base
          (as defined in the Credit Agreement as in effect on August 1, 2005) of the Senior Borrowers and (ii) Indebtedness incurred from time to time pursuant to the Master Indenture Documents in an aggregate principal amount not to exceed the Asset Base (as defined in the Master
          Indenture Documents as in effect on August 1, 2005) of TAL Advantage;"

          (e) AMENDMENT TO DEFINITION OF QUALIFIED CONTAINERS SUBSIDIARY. Clause
     (1) of the definition of "Qualified Containers Subsidiary" set forth in
     Section 1.1 of the Transamerica Credit Agreement is hereby amended by inserting the clause ", TAL Advantage" immediately following the clause
     "Trans Ocean Ltd." in the first line thereof.

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          (f) AMENDMENT TO DEFINITION OF QUALIFIED CONTAINERS TRANSACTION.
     Clause (a) of the definition of "Qualified Containers Transaction" set forth in Section 1.1 of the Transamerica Credit Agreement is hereby amended by inserting the clause "each of the transactions contemplated by the
     Master Indenture Documents and" immediately prior to the term "any" in the first line thereof.

          (g) INSERTION OF A NEW DEFINITION OF TAL ADVANTAGE. Section 1.1 of the
     Transamerica Credit Agreement is hereby amended to insert a new definition of "TAL Advantage" in the appropriate alphabetical location, to read in its entirety as follows:

               ""TAL ADVANTAGE" means TAL Advantage I LLC, a Delaware limited liability company."

          (h) AMENDMENT TO SECTION 6.4. Section 6.4 of the Transamerica Credit
     Agreement is hereby amended and restated to read in its entirety as follows:

               "The Company will not, and will not permit any of its Restricted
          Subsidiaries to, without the prior written consent of the Agent, enter into any amendment which is adverse to the Agent or the Lenders of (or permit any agreement in respect of debt that Refinances the debt incurred pursuant to the Credit Agreement to become effective the effect of which would impose on the Company terms that if implemented pursuant to an amendment to the Credit Agreement would be prohibited by this Section) any term of the Credit Agreement consisting of (i)
          clause (xvi) or (xvii) of the definition of "Permitted Dividend", (ii)
          the definition of "Designated Event of Default", (iii) Section 9.6,
          (iv) interest rates, fees, and aggregate principal amount of loans to be outstanding under the Credit Agreement, in each case in excess of the amounts contemplated by the definition of "Senior Debt" in the
          Intercreditor Agreement, and (v) amending the final maturity date of the indebtedness outstanding under the Credit Agreement to any date prior to August 1, 2008."

          Section 3. INTENTIONALLY OMITTED.

          Section 4. CONDITIONS PRECEDENT TO AMENDMENT. The satisfaction of each of the following, unless waived by the Lenders, in their sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment:

          (a) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against the Company.

          Section 5. REPRESENTATIONS AND WARRANTIES. To induce the Lenders to enter into this Amendment, the Company represents and warrants to the Lenders that:

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          (a) Authority. The execution and delivery by the Company of this
     Amendment and the performance by the Company of its obligations under this
     Amendment (i) are within its corporate power and authority, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any material provision of applicable law, statute, rule or regulation to which the
     Company is subject or any judgment, order, writ, injunction, license or permit by which the Company is bound so as to materially adversely affect the assets, business or any activity of the Company, (iv) do not conflict with any provision of the certificate of incorporation or bylaws of the
     Company or any indenture, mortgage, deed of trust, credit agreement, loan agreement, or any other material agreement, contract or instrument binding upon the Company, (v) do not require any waivers, consents or approvals by any of its creditors which have not been obtained, or (vi) do not require any material approval which has not been obtained.

          (b) Enforceability of Obligations. This Amendment and the Transamerica
     Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent convenyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          (c) No Event of Default. No Event of Default or Default has occurred and is continuing.

          Section 6. REFERENCE TO AND EFFECT ON LOAN DOCUMENTS.

          (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Transamerica Credit Agreement to "this
     Agreement", "hereunder", "hereof" or words of like import, and each reference in the other Loan Documents to the Transamerica Credit Agreement, shall mean and be a reference to the Transamerica Credit Agreement as amended hereby;

          (b) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Company, the Lenders or the
     Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Transamerica Credit
     Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

          (c) Nothing herein shall be deemed to entitle the Company, the Lenders or the Agent to a waiver, amendment, modification or other change of any of the terms, conditions, obligations, covenants or agreements contained in the Transamerica Credit Agreement or any other Loan Document in similar or differing circumstances.

          (d) This Amendment shall be a Loan Document for all purposes.

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          Section 7. BENEFITS OF AMENDMENT. The terms and provisions of this
Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns to the extent contemplated by the
Transamerica Credit Agreement.

          Section 8. INTERPRETATION. The Article and Section headings used in this Amendment are for convenience of reference only and shall not affect the construction hereof.

          Section 9. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment. Faxed signatures of this Amendment shall be binding for all purposes.

          Section 10. SEVERABILITY. If any provision of this Amendment shall be held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality and enforceability of such provision in any other jurisdiction.

          Section 11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND
SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

          Section 12. EXPENSES. The Company agrees to pay the reasonable and documented fees, expenses and disbursements of Gibson, Dunn & Crutcher LLP, special counsel for the Agent, incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and that certain Amended and Restated Intercreditor Agreement, dated as of the date hereof, among the
Agent, the Company and the other parties thereto.

          Section 13. NO COURSE OF DEALING. The execution and delivery of this
Amendment shall not establish a course of dealing among the Lenders and the
Agent, on the one hand, and the Company, on the other, or in any other way obligate the Lenders to hereafter provide any further amendments, waivers, or consents of any kind to the Company.

          Section 14. ARM'S LENGTH AGREEMENT. Each of the parties to this
Amendment agrees and acknowledges that this Amendment has been negotiated in good faith, at arm's length, and not by any means forbidden by law.

          Section 15. ENTIRE AGREEMENT. This Amendment together with all other instruments, agreements, and certificates executed by the parties in connection herewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supercede all prior agreements, understandings, and inducements, whether express or implied, oral or written.

                           [Signature page to follow.]

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          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first above written.

                                      TAL INTERNATIONAL GROUP, INC.

                                      By: /s/ Brian M. Sondey
                                          --------------------------------------
                                      Name: Brian M. Sondey
                                      Title: Chief Executive Officer

                                      TRANSAMERICA ACCOUNTS HOLDING CORPORATION,
                                      AS AGENT AND SOLE LENDER

                                      By: /s/ Ernest Kranich
                                          --------------------------------------
                                      Name: Ernest Kranich
                                      Title: Vice President